EXHIBIT 5

                 [Letterhead of Roberts, Sheridan & Kotel, P.C.]

                                             September 6, 2000

Nastech Pharmaceutical Company Inc.
45 Davids Drive
Hauppauge, NY 11788

                       Nastech Pharmaceutical Company Inc.
                       Registration Statement on Form S-2

Dear Sirs:

            We have acted as counsel for Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of the Registration Statement on Form S-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on September 6, 2000 (Registration No. 333-________) for the registration under the Securities Act of 1933 (the "Act") of 1,299,000 shares of Common Stock, par value $.006 per share, of the Issuer. Such registered shares of Common Stock are being registered for resale, from time to time, by Castlebar Enterprises Limited, a British Virgin Islands corporation ("Castlebar"), and Jesup & Lamont Securities Corporation, and registered broker dealer ("J&L"). Castlebar will receive shares of the Issuer's Common Stock pursuant to the Equity Line of Credit Agreement dated July 11, 2000, between the Issuer and Castlebar, and upon the exercise of Warrants granted by the Issuer to Castlebar. J&L will receive shares of the Issuer's Common Stock upon the exercise of Warrants granted to it as a placement fee.

            In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Issuer, including, without limitation, (i) the Certificate of Incorporation of the Issuer; (ii) the Bylaws of the Issuer; and (iii) resolutions adopted by the Board of Directors of the Issuer. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers of the Issuer, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            In rendering our opinion, we have relied, as to matters of fact, upon representations and warranties of the Issuer and upon such certificates and other instruments of officers of the Issuer and public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion, in each case without independent investigation or verification. Additionally, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Issuer, where applicable, signing in their capacity as such, (iv) the enforceability of all the agreements we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            1. The Issuer is a corporation duly incorporated and is in good standing under the laws of the State of Delaware.

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            2.    The 1,299,000 shares of Common Stock, when issued against full payment in the manner described in the Registration Statement and the Equity Line of Credit Agreement or the Warrants, as applicable, will be legally issued, fully paid, and non-assessable.

            Members of this Firm are admitted to practice law only in the State of New York and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of New York, Delaware corporate law and the Federal laws of the United States of America.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the heading "Legal Matters" in the prospectus included in Part I of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Roberts, Sheridan & Kotel
                                            a Professional Corporation